UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2024

Forza X1, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 S. US-1

Ft. Pierce, Florida 34982

 (Address of principal executive offices)

(772) 429-2525

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FRZA	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2024, Jim Leffew, the former Chief Executive Officer of Forza X1, Inc. (the “Company”), notified the Company of his decision to resign, effective immediately, as a director of the Company. Mr. Leffew did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

On March 12, 2024, the Company appointed Joseph Visconti as its Interim Chief Executive Officer and Dan Norton as its President.

Mr. Visconti, age 59, has been the Company’s Executive Chairman of the Board of Directors and Chief of Product Development since July 22, 2022. From the Company’s inception (October 15, 2021) until July 22, 2022, Mr. Visconti served as the Company’s Chairman of the Board of Directors and the Chief Executive Officer. He also serves as the Chief Executive Officer, President and Director of Twin Vee PowerCats Co., the Company’s majority shareholder, since 2015, which is listed on the Nasdaq Capital Market. With over 25 years of executive level operational and financial experience, Mr. Visconti was the founder, CEO and President of two previous companies, the first company was a regional Investment Bank that he built to over 400 employees and sold in 2000. The second company was ValueRich, a financial media company that was taken public on the American Stock Exchange in 2007. ValueRich transitioned from media related business to Twin Vee PowerCats, Inc. in 2015. Mr. Visconti has experience building teams of professionals with a focus on product development and bringing those products to market. Mr. Visconti received his Associate’s degree from Lynn University in 1984.

Pursuant to a five-year employment agreement with Mr. Visconti (the “Visconti Employment Agreement”), Mr. Visconti currently serves as the Company’s Executive Chairman and Chief of Product Development. He receives an annual base salary of $75,000 and is eligible to receive an annual performance cash bonus with a target amount equal to 100% of his annual base salary, based upon achievement of performance goals established by the compensation committee of the Company’s Board of Directors. In addition, Mr. Visconti was granted a stock option to purchase 400,000 shares of common stock under the Company’s 2022 Stock Incentive Plan (“2022 Plan”), which vests pro rata on a monthly basis over a three-year period subject to continued employment through each vesting date.

The Visconti Employment Agreement provides that Mr. Visconti is eligible to participate in all benefit and fringe benefit plans generally made available to the Company’s other executive officers.

The Visconti Employment Agreement provides that it shall continue until terminated (i) by mutual agreement; (ii) due to death or disability of Mr. Visconti; (iii) by Mr. Visconti without good reason upon 90 days written notice to us; (iv) by the Company for cause (as defined in the Visconti Employment Agreement); (v) by the Company without cause; or (vi) by Mr. Visconti for good reason (as defined in the Visconti Employment Agreement).

Pursuant to the Visconti Employment Agreement, Mr. Visconti is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions.

In the event of a termination by the Company without cause or a termination by Mr. Visconti for good reason other than in connection with a change in control, Mr. Visconti will receive: an aggregate of twelve months of salary continuation at his then-current base annual salary, paid out in equal installments over a 6 month period; payment of any amount of annual bonus accrued for the year prior to the date of termination; payment of the bonus Mr. Visconti would have received based on the attainment of performance goals had he remained employed through the end of the year of termination, pro-rated based on the number of days in the termination year that Mr. Visconti was employed by the Company (paid when the Company’s other senior executives receive payment of their annual bonuses); reimbursement of COBRA premiums for up to twelve months; and full vesting for any outstanding, unvested equity awards granted under the Company’s 2022 Plan. Mr. Visconti’s outstanding vested stock options in Forza X1 will generally remain exercisable no longer than six months following such a termination.

In the event of a termination by the Company without cause or a resignation by Mr. Visconti for good reason within twelve months following a change in control, Mr. Visconti will receive an aggregate of 18 months of salary continuation at his then-current base annual salary, paid out in equal installments over a twelve month period; payment of any amount of annual bonus accrued for the year prior to the year of termination; payment of a pro-rated target annual bonus for the year of termination based on the number of days in the termination year that Mr. Visconti was employed by the Company; payment of one time his then-current target annual bonus; reimbursement of COBRA premiums for up to 18 months; and full vesting for any outstanding, unvested equity awards granted under the Company’s 2022 Plan. Mr. Visconti’s outstanding vested stock options will generally remain exercisable no longer than six months following such a termination.

The receipt of any termination benefits described above is subject to Mr. Visconti’s execution of a release of claims in favor of the Company, a form of which is attached as an exhibit to the Visconti Employment Agreement .

In the event of Mr. Visconti’s termination due to death or disability, Mr. Visconti will receive full vesting for any outstanding, unvested equity awards granted under the Company’s 2022 Plan. Mr. Visconti’s outstanding vested stock options will generally remain exercisable no longer than six months following such a termination.

Mr. Norton, age 48, has spent over 20 years working in the technical design engineering arena for companies including Caterpillar Inc., Gerber Technology, and ATI Industrial Automation, in various project management and engineering development positions. From June 2021 until October 2021, he was a Sustaining Engineering Manager, and from May 2002 until June 2020, he was a Sr. Mechanical Engineer/Supervisor at ATI Industrial Automation. Mr. Norton currently holds over 20 patents related to innovative electromechanical solutions to automation, boat docking, and work piece clamping. He is also the inventor of the NLS (Nautical Landing System) technology and has been developing the Smartlander positive restraint system for use in heavy-duty marine applications. Mr. Norton received his Bachelor of Science degree in Mechanical Engineering in 1998, from Northeastern University. and is a member of the American Society of Mechanical Engineers. He received his Certified Scrum Product Owner certification in 2019.

Pursuant to a three-year employment agreement with Mr. Norton (the “Norton Employment Agreement”), Mr. Norton currently serves as the Company’s Chief Mechanical Engineer. He receives an annual base salary of $160,000 and is eligible to receive an annual performance cash bonus with a target amount equal to 20% of his annual base salary, based upon achievement of performance goals established by the compensation committee of the Company’s Board of Directors. In addition, Mr. Norton was granted a stock option to purchase 100,000 shares of common stock under the Company’s 2022 Stock Incentive Plan (“2022 Plan”), which vests pro rata on a monthly basis over a three-year period subject to continued employment through each vesting date.

The Norton Employment Agreement provides that Mr. Norton is eligible to participate in all benefit and fringe benefit plans generally made available to the Company’s other executive officers.

The Norton Employment Agreement provides that it shall continue until terminated (i) by mutual agreement; (ii) due to death or disability of Mr. Norton; (iii) by Mr. Norton without good reason upon 90 days written notice to us; (iv) by the Company for cause (as defined in the Norton Employment Agreement); (v) by the Company without cause; or (vi) by Mr. Norton for good reason (as defined in the Norton Employment Agreement).

Pursuant to the Norton Employment Agreement, Mr. Norton is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions.

In the event of a termination by the Company without cause or a termination by Mr. Norton for good reason, Mr. Norton will receive six months of salary continuation at his then-current base annual salary, paid out in equal installments over a 6 month period.

The receipt of any termination benefits described above is subject to Mr. Norton’s execution of a release of claims in favor of the Company, a form of which is attached as an exhibit to the Norton Employment Agreement.

In the event of Mr. Norton’s termination due to death or disability, Mr. Norton will receive full vesting for any outstanding, unvested equity awards granted under the Company’s 2022 Plan. Mr. Norton’s outstanding vested stock options will generally remain exercisable no longer than six months following such a termination.

There are no family relationships between Mr. Visconti or Mr. Norton and any of the Company’s directors or executive officers, nor other than as described above does Mr. Visconti or Mr. Norton have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there were no arrangements or understandings by which Mr. Visconti was appointed as Interim Chief Executive Officer or Mr. Norton was appointed as President.

The foregoing summary of the Visconti Employment Agreement and Norton Employment Agreement do not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Visconti Employment Agreement and Norton Employment Agreement attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement between Forza X1, Inc. and Joseph Visconti (incorporated herein by reference to Exhibit 10.4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2022 (File No. 001-41469)).
10.2	Employment Agreement between Forza X1, Inc. and Dan Norton
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2024	FORZA X1, INC. (Registrant)

	By:	/s/ Joseph Visconti
	Name:	Joseph Visconti
	Title:	Interim Chief Executive Officer